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                                                                      EXHIBIT 23



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quorum Health Group, Inc. Stock Option and Restated Stock Purchase Plan (No. 33-38817), the Employee Stock Purchase Plan (No. 33-44474), the Directors Stock Option Plan (No. 33-46542), the Directors Stock Option Plan (No. 33-89272), the Restated Stock Option Plan (No. 33-54868), the Restated Stock Option Plan (No. 33-73288), the Restated Stock Option Plan (No. 33-89274), and the NonQualified Employee Stock Purchase Plan (No. 333-384), of our report dated August 7, 1996, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.




                                        /s/ Ernst & Young LLP

                                        [LOGO] ERNST & YOUNG LLP


Nashville, Tennessee
September 25, 1996